UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On May 30, 2007, we announced financial results for our first quarter ended April 30, 2007. Net service and technology revenues for the quarter, which included recognition of Comcast development revenue of $3.3 million, increased 6% to $58.1 million, compared with $55.0 million in the first quarter of fiscal year 2007. In the quarter ended April 30, 2006, we recognized Comcast development revenue of $7.2 million of which $4.6 million was related to work performed in fiscal year 2006. Net income for the quarter was $835,000 or $0.01 per basic and diluted share compared to a net loss of ($10.7) million or ($0.13) per share, for the three months ended April 30, 2006.

As of April 30, 2007 our total subscriptions were 4.3 million. TiVo-Owned subscription gross additions were 57,000 for the quarter, compared to 91,000 in the first quarter of last fiscal year. Our monthly churn rate increased to 1.1% for the quarter ended April 30, 2007 as compared to 0.9% in the year ago period. TiVo-Owned subscription net additions were 1,000 compared to 51,000 in the first quarter of last fiscal year. The installed base of DIRECTV TiVo subscriptions has declined to approximately 2.6 million.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2007	2006
Service revenues	$54,155	$46,951
Technology revenues	3,932	8,083
Hardware revenues	2,293	1,719

Net revenues	60,380	56,753

Cost of service revenues (1)	10,155	10,435
Cost of technology revenues (1)	3,507	7,366
Cost of hardware revenues	10,648	15,146

Gross margin	36,070	23,806

Research and development (1)	14,245	12,861
Sales and marketing (1)	5,303	4,847
Sales and marketing, subscription acquisition costs	5,790	2,783
General and administrative (1)	11,222	15,059

Loss from operations	(490)	(11,744)

Interest and other income (expense), net	1,333	1,059
Provision for taxes	(8)	(19)

Net income (loss)	$835	$(10,704)

Net income (loss) per common share—basic and diluted	$0.01	$(0.13)

Weighted average common shares used to calculate basic net income (loss) per share	96,829	85,134

Weighted average common shares used to calculate diluted net income (loss) per share	98,047	85,134

(1) Includes stock-based compensation expense as follows:

Cost of service revenues	$157	$94
Cost of technology revenues	463	203
Research and development	1,628	1,118
Sales and marketing	476	340
General and administrative	1,916	1,332

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	April 30, 2007	January 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents, and short-term investments	$101,784	$128,765
Accounts receivable	18,158	20,641
Inventories	29,961	29,980
Prepaid expenses and other, current	2,500	3,071

Total current assets	152,403	182,457
LONG-TERM ASSETS
Property and equipment, net	11,453	11,706
Purchased technology, capitalized software, and intangible assets, net	15,957	16,769
Prepaid expenses and other, long-term	968	1,018

Total long-term assets	28,378	29,493

Total assets	$180,781	$211,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$15,138	$37,127
Accrued liabilities	29,797	36,542
Deferred revenue, current	62,393	64,872

Total current liabilities	107,328	138,541
LONG-TERM LIABILITIES
Deferred revenue, long-term	48,800	54,851
Deferred rent and other	1,415	1,562

Total long-term liabilities	50,215	56,413

Total liabilities	157,543	194,954
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000 Issued and outstanding shares—none	—	—
Common stock, par value $0.001:
Authorized shares are 150,000,000 Issued shares are 97,562,699 and 97,311,986, respectively and outstanding shares are 97,468,288 and 97,231,483, respectively	98	97
Additional paid-in capital	764,805	759,314
Accumulated deficit	(741,010)	(741,845)
Less: Treasury stock, at cost—94,411 and 80,503 shares, respectively	(655)	(570)

Total stockholders’ equity	23,238	16,996

Total liabilities and stockholders’ equity	$180,781	$211,950

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$835	$(10,704)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	2,620	1,730
Stock-based compensation expense	4,640	3,087
Changes in assets and liabilities:
Accounts receivable, net	2,483	1,039
Inventories	19	(2,237)
Prepaid expenses and other	621	4,952
Accounts payable	(22,009)	4,048
Accrued liabilities	(6,745)	(13,901)
Deferred revenue	(8,530)	(2,516)
Deferred rent and other long-term liabilities	(147)	352

Net cash used in operating activities	$(26,213)	$(14,150)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(3,037)	(28)
Acquisition of capitalized software and intangibles	(375)	—
Acquisition of property and equipment	(1,160)	(1,436)

Net cash used in investing activities	$(4,572)	$(1,464)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	852	3,724
Treasury Stock—repurchase of stock for tax withholding	(85)	—

Net cash provided by financing activities	$767	$3,724

NET DECREASE IN CASH AND CASH EQUIVALENTS	$(30,018)	$(11,890)

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended April 30,
(Subscriptions in thousands)	2007	2006
TiVo-Owned Subscription Gross Additions	57	91

Subscription Net Additions:
TiVo-Owned	1	51
DIRECTV	(103)	2

Total Subscription Net Additions	(102)	53

Cumulative Subscriptions:
TiVo-Owned	1,727	1,542
DIRECTV	2,615	2,875

Total Cumulative Subscriptions	4,342	4,417
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	59%	52%

Included in the 4,342,000 subscriptions are approximately 179,000 lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

TIVO INC.

OTHER DATA—KEY BUSINESS METRICS

	Three Months Ended April 30,
TiVo-Owned Churn Rate	2007	2006
	(In thousands)
Average TiVo-Owned subscriptions	1,729	1,520
TiVo-Owned subscription cancellations	(56)	(40)
Quarterly Churn Rate	-3.2%	-2.6%
Number of Months	3	3

TiVo-Owned Churn Rate per month	-1.1%	-0.9%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,		Twelve Months Ended April 30,
Subscription Acquisition Costs	2007	2006	2007	2006
	(In thousands, except SAC)		(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$5,790	$2,783	$23,774	$18,081
Hardware revenues	$(2,293)	$(1,719)	$(42,162)	$(21,951)
Cost of hardware revenues	$10,648	$15,146	$107,714	$86,321

Total Acquisition Costs	14,145	16,210	89,326	82,451

TiVo-Owned Subscription Gross Additions	57	91	395	481
Subscription Acquisition Costs (SAC)	$248	$178	$226	$171

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. In the first fiscal quarter of 2008, we revised our definition of total acquisition costs. Previously, we defined total acquisition costs as the sum of sales and marketing expenses, rebates, revenue share, and other payments to channel, minus hardware gross margin (defined as hardware revenues less cost of hardware revenues). This previous measure included fixed costs not directly associated with subscription acquisitions such as headcount related expense, like stock based compensation; certain marketing expenses that are not directly associated with subscription acquisitions; certain operating expenses more directly related to our advertising sales business; and

overhead allocations. We now define total acquisition costs as sales and marketing, subscription acquisition costs less net hardware revenues (defined as gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus cost of hardware revenues. The new sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion related expenses directly related to subscription acquisition activities. All prior period SAC calculations have been revised to conform to the current period calculation. We do not include third parties subscription gross additions, such as DIRECTV gross additions with TiVo subscriptions, in our calculation of SAC because we incur limited or no acquisition costs for these new subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,
TiVo-Owned Average Revenue per Subscription	2007	2006
	(In thousands, except ARPU)
Service and Technology revenues	$58,087	$55,034
Less: Technology revenues	(3,932)	(8,083)

Total Service revenues	54,155	46,951
Less: DIRECTV-related service revenues	(7,160)	(8,009)

TiVo-Owned-related service revenues	46,995	38,942
Average TiVo-Owned revenues per month	15,665	12,981
Average TiVo-Owned per month subscriptions	1,729	1,520

TiVo-Owned ARPU per month	$9.06	$8.54

	Three Months Ended April 30,
DIRECTV Average Revenue per Subscription	2007	2006
	(In thousands, except ARPU)
Service and Technology revenues	$58,087	$55,034
Less: Technology revenues	(3,932)	(8,083)

Total Service revenues	54,155	46,951
Less: TiVo-Owned-related service revenues	(46,995)	(38,942)

DIRECTV-related service revenues	7,160	8,009
Average DIRECTV revenues per month	2,387	2,670
Average DIRECTV per month subscriptions	2,668	2,881

DIRECTV ARPU per month	$0.89	$0.93

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary nature of these expenses and because management believes these expenses are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting DIRECTV-related service revenues (which includes DIRECTV subscription service revenues and DIRECTV-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation and reconciles ARPU for TiVo-Owned subscriptions to our reported net service and technology revenues.

We calculate ARPU per month for DIRECTV subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported net service revenues. Then we divide average revenues per month for DIRECTV-related service revenues by average subscriptions for the period. The above table shows this calculation and reconciles ARPU for DIRECTV subscriptions to net service and technology revenues.

Beginning in February 2006, pursuant to the most recent amendment of our agreement with DIRECTV, TiVo defers a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Additionally, beginning in February 2007, DIRECTV began paying us a monthly fee for all DIRECTV households with DIRECTV receivers with TiVo service similar to the lower amount paid by DIRECTV for households with DIRECTV receivers with TiVo service deployed since March 15, 2002, subject to a monthly minimum payment by DIRECTV. As a result, our DIRECTV ARPU decreased relative to the same period last year.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, future churn, subscription acquisition costs, subscription growth, DIRECTV ARPU and TiVo-Owned ARPU as well as other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, the outcome of legal proceedings and claims, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and all subsequent filings. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 30, 2007	By:	/s/ Steven Sordello
Steven Sordello
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)